READING INTERNATIONAL, INC. – LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation
AHGP, Inc.	Delaware
AHLP, Inc.	Delaware
Angelika Film Centers, LLC	Delaware
Angelika Anywhere LLC	Nevada
Angelika Anywhere Limited	New Zealand
Angelika Anywhere Pty Limited	Australia
Angelika Film Center Mosaic, LLC	Nevada
Angelika Film Centers (Dallas), Inc.	Texas
Angelika Film Center Union Market, LLC	Nevada
Angelika Film Centers (Plano) LP	Nevada
Angelika Plano Beverage LLC	Texas
Angelika Plano Holdings, LLC	Nevada
Australia Country Cinemas Pty Ltd	Australia
Australian Equipment Supply Pty Ltd	Australia
Bayou Cinemas LP	Delaware
Bogart Holdings Ltd	New Zealand
Burwood Developments Pty Ltd	Australia
Carmel Theatres, LLC	Nevada
Citadel Agriculture, Inc.	California
Citadel Cinemas, Inc.	Nevada
Citadel Realty, Inc.	Nevada
City Cinemas, LLC	Nevada
Consolidated Amusement Holdings, LLC	Nevada
Consolidated Cinema Services, LLC	Nevada
Consolidated Cinemas Kapolei, LLC	Nevada
Consolidated Entertainment, LLC	Nevada
Consolidated Entertainment, Inc.	Nevada
Courtenay Car Park Ltd	New Zealand
Craig Corporation	Nevada
Darnelle Enterprises Ltd	New Zealand
Dimension Specialty, Inc.	Delaware
Epping Cinemas Pty Ltd	Australia
Gaslamp Theatres, LLC	Nevada
Hope Street Hospitality, LLC	Delaware
Hotel Newmarket Pty Ltd	Australia
Kaahumanu Cinemas, LLC	Nevada
Kahala Cinema Company, LLC	Nevada
KMA Cinemas, LLC	Nevada
Landplan Property Partners Manukau Trust	New Zealand
Landplan Property Partners Discretionary Trust	Australia
Liberty Live, LLC	Nevada
Liberty Theaters, LLC	Nevada
Liberty Theatricals, LLC	Nevada

Liberty Theatres Properties, LLC	Nevada
Minetta Live, LLC	Nevada
Movieland Cinemas (NZ) Ltd	New Zealand
New Zealand Equipment Supply Limited	New Zealand
Newmarket Properties #3 Pty Ltd	Australia
Newmarket Properties No. 2 Pty Ltd	Australia
Newmarket Properties Pty Ltd	Australia
Orpheum Live, LLC	Nevada
Queenstown Land Holdings Ltd	New Zealand
RCPA LLC (fka Reading Company)	Pennsylvania
RDI Employee Investment Fund LLC	California
Reading Arthouse Ltd	Australia
Reading Altona Pty Limited	Australia
Reading Auburn Pty Ltd	Australia
Reading Australia Leasing (E&R) Pty Ltd	Australia
Reading Belmont Pty Ltd	Australia
Reading Beverages (California) LLC	Nevada
Reading Bundaberg 2012 Pty Ltd	Australia
Reading Burwood Pty Ltd	Australia
Reading Busselton Pty Ltd (fka A.C.N 143 633 096 Pty Ltd)	Australia
Reading Cannon Park Pty Ltd	Australia
Reading Capital Corporation	Delaware
Reading Center Development Corporation	Pennsylvania
Reading Charlestown Pty Ltd	Australia
Reading Cinemas Auburn Pty Ltd (fka Reading Alphington Pty Ltd)	Australia
Reading Cinemas Courtenay Central Ltd	New Zealand
Reading Cinemas Management Pty Ltd	Australia
Reading Cinemas New Zealand Trust (fka - Landplan Property Partners Taupo Trust)	New Zealand
Reading Cinemas New Zealand Trustee Limited (fka - Reading Properties Lake Taupo Ltd)	New Zealand
Reading Cinemas NJ, Inc.	Delaware
Reading Cinemas Pty Ltd	Australia
Reading Cinemas Puerto Rico LLC	Nevada
Reading Cinemas USA LLC	Nevada
Reading Consolidated Holdings, Inc.	Nevada
Reading Consolidated Holdings (Hawaii), Inc.	Hawaii
Reading Courtenay Central Ltd	New Zealand
Reading Dandenong Pty Ltd	Australia
Reading Devonport Pty Limited	Australia
Reading Dunedin Limited	New Zealand
Reading Elizabeth Pty Ltd	Australia
Reading Entertainment Australia Pty Ltd	Australia
Reading Exhibition Pty Ltd	Australia
Reading Food Services, LLC	Nevada
Reading Foundation	Nevada
Reading Holdings, Inc.	Nevada

Reading International, LLC	Nevada
Reading International Cinemas LLC	Delaware
Reading International Services Company	California
Reading IP, LLC	Nevada
Reading Jindalee Pty Limited	Australia
Reading Licenses Pty Ltd	Australia
Reading Maitland Pty Ltd	Australia
Reading Malulani, LLC	Nevada
Reading Management NZ Limited	New Zealand
Reading Melton Pty Ltd	Australia
Reading Murrieta Theater, LLC	Nevada
Reading New Lynn Limited	New Zealand
Reading New Zealand Ltd	New Zealand
Reading Pacific LLC	Nevada
Reading Productions, LLC	Nevada
Reading Properties LLC (fka - GardenWalk Cinemas, LLC)	Nevada
Reading Properties Indooroopilly Pty Ltd	Australia
Reading Properties Manukau Ltd (Trustee)	New Zealand
Reading Properties New Zealand Ltd	New Zealand
Reading Property Partners No. 1 Discretionary	Australia
Reading Properties Pty Ltd	Australia
Reading Properties Taringa Pty Ltd	Australia
Reading Property Holdings Pty Ltd	Australia
Reading Queenstown Ltd	New Zealand
RREC LLC (Reading Real Estate Company)	Pennsylvania
Reading Restaurants NZ Limited	New Zealand
Reading Rouse Hill Pty Ltd	Australia
Reading Royal George, LLC	Delaware
Reading South City Square Pty Ltd.	Australia
Reading Sunbury Pty Ltd	Australia
Reading Tammany Mezz, LLC	Delaware
Reading Tammany Owner, LLC	Delaware
Reading Theaters, Inc.	Delaware
Reading Traralgon Pty Ltd.	Australia
Reading Wellington Properties Ltd	New Zealand
Rhodes Peninsula Cinema Pty Ltd	Australia
Rialto Cinemas Ltd	New Zealand
Rialto Entertainment Ltd	New Zealand
Ronwood Investments Ltd	New Zealand
Rydal Equipment Co.	Pennsylvania
S Note Liquidation Company, LLC	Nevada
Sails Apartments Management Ltd	New Zealand
Shadow View Land and Farming, LLC	Nevada
State Cinema Hobart Pty Ltd (fka - Reading Colac Pty Ltd)	Australia
Sutton Hill Properties, LLC	Nevada
The Theatre At Legacy L.P.	Texas

Tobrooke Holdings Ltd	New Zealand
Trans-Pacific Finance Fund I, LLC	Delaware
Trenton-Princeton Traction Company	New Jersey
Twin Cities Cinemas, Inc.	Delaware
US Agricultural Investors, LLC	Delaware
US Development, LLC	Nevada
US International Property Finance Pty Ltd	Australia
Washington and Franklin Railway Company	Pennsylvania
Westlakes Cinema Pty Ltd	Australia
Wilmington and Northern Railroad Company	Pennsylvania